UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2009

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (917) 663-2000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.
As previously reported by Philip Morris International Inc. (the “Company”) in its Form 8-K on March 19, 2009, the Company entered into a Euro Medium Term Note Program (the “Program”) on March 13, 2009 for the issuance and sale of unsecured notes thereunder.
Under the Program, on March 24, 2009, the Company issued €1,250,000,000 aggregate principal amount of its 4.250% notes due 2012 (the “2012 Notes”) and €750,000,000 aggregate principal amount of its 5.750% notes due 2016 (the “2016 Notes” and, together with the 2012 Notes, the “Notes”).
The 2012 Notes pay a fixed annual rate of 4.250% and will mature on March 23, 2012. The 2016 Notes pay a fixed annual rate of 5.750% and will mature on March 24, 2016. The Notes are governed by the terms of a Dealer Agreement, dated as of March 13, 2009, with the dealers named therein, an Issue and Paying Agency Agreement, dated as of March 13, 2009, by and among the Company, HSBC Private Bank (C.I.) Limited, Jersey Branch, as registrar, HSBC Bank PLC, as principal paying agent and HSBC Corporate Trustee Company (UK) Limited, as trustee, and a Trust Deed, dated as of March 13, 2009, with HSBC Corporate Trustee Company (UK) Limited, as trustee, filed as Exhibits 1.1, 4.1, and 4.2, respectively, to the Company’s Form 8-K referenced above.
The Notes were issued pursuant to Regulation S under the Securities Act of 1933, as amended (the “Act”), have not been registered under the Act, and may not be offered or sold in the United States or to, or for the account or benefit of, a U.S. person without registration under, or an applicable exemption from, the requirements of the Act.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ G. PENN HOLSENBECK
Name:	G. Penn Holsenbeck
Title:	Vice President & Corporate Secretary
DATE: March 27, 2009